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                                                                     EXHIBIT 1.1
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                           THE TIMES MIRROR COMPANY

                           (a Delaware corporation)


                         LIQUID YIELD OPTION/TM/ NOTES
                              DUE APRIL 15, 2017

                          (ZERO COUPON--SUBORDINATED)



                              PURCHASE AGREEMENT




Dated:  April 9, 1997

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                           THE TIMES MIRROR COMPANY

                           (a Delaware corporation)

                                 $435,000,000

                         Liquid Yield Option/TM/ Notes
                              Due April 15, 2017

                          (Zero Coupon--Subordinated)


                              PURCHASE AGREEMENT
                              ------------------

                                                                   April 9, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
North Tower
World Financial Center
250 Vesey Street
New York, New York 10281-1209

Ladies and Gentlemen:

          The Times Mirror Company, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Initial Purchaser"), with respect to the issue and sale by the Company and the purchase by the Initial Purchaser of $435,000,000 aggregate principal amount of the Company's Liquid Yield Option/TM/ Notes Due April 15, 2017 (Zero Coupon--Subordinated) (the "LYONs"), and with respect to the grant by the Company to the Initial Purchaser of the option described in
Section 2(b) hereof to purchase all or any part of an additional $65,000,000 principal amount of LYONs to cover over-allotments, if any. The aforesaid $435,000,000 principal amount of LYONs (the "Initial Securities") to be purchased by the Initial Purchaser and all or any part of the $65,000,000 principal amount of LYONs subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities." The Securities are to be issued pursuant to an Indenture dated as of April 15, 1997 (the "Indenture") between the Company and Citibank, N.A., as trustee (the "Trustee"). Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Date (as defined in Section 3) (the "DTC Agreement"), among the Company, the Trustee and DTC.

          The Securities are convertible at the option of the holder at any time on or prior to maturity, unless previously redeemed or otherwise purchased, into shares of Series A Common Stock, par value $1.00 per share, of the Company (the "Series A Common Stock")

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at the initial conversion rate of 5.828 shares per LYON, subject to the
Company's right to elect instead to pay such holder in cash the market value of such shares of Series A Common Stock, in accordance with the terms of the Securities and the Indenture.

          Prior to the purchase and resale of the Securities by the Initial Purchaser, the Company and the Initial Purchaser shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Initial Purchaser and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

          The Company understands that the Initial Purchaser proposes to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchaser may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the "Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and resold by the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, Securities may be resold or otherwise transferred only if such resale or transfer is hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "Commission")). Prior to the purchase of the Securities by the Initial Purchaser, the Company will enter into with the Initial Purchaser an agreement (the "Registration Rights Agreement") pursuant to which the Company is required to file and use its best efforts to have declared effective a registration statement under the 1933 Act to register resales of LYONs and the shares of Series A Common Stock issuable upon conversion thereof.

          The Company has prepared and delivered to the Initial Purchaser copies of a preliminary offering memorandum dated March 31, 1997 (the "Preliminary Offering Memorandum") and has prepared and will deliver to the Initial Purchaser, on the date hereof or on the next succeeding business day, copies of a final offering memorandum dated April 9, 1997 (the "Final Offering Memorandum"), each to be used by the Initial Purchaser in connection with its solicitation of or purchases of the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchaser in connection with its solicitation of or purchases of the Securities.

          All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and

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schedules and other information which is incorporated by reference in the
Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Offering Memorandum. The term "Significant Subsidiaries" means the entities listed on Schedule I hereto.

          1.  Representations and Warranties.  The Company represents and
              ------------------------------
warrants to the Initial Purchaser as of the date hereof and as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

          (a) The Offering Memorandum does not, and at the Closing Date, as defined in Section 3 of this Agreement, (and, if any Option Securities are purchased, at the Date of Delivery (as defined in Section 2(b) of this Agreement)), will not, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to pricing information omitted from the Preliminary Offering Memorandum or statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by the Initial Purchaser expressly for use in the Offering Memorandum.

          (b) The Offering Memorandum as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission and each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed with the Commission since the filing of the then most recent Annual Report of the Company on Form 10-K. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Offering Memorandum, at the date of the Offering Memorandum and at the Closing Date (and, if any Option Securities are purchased, at the Date of Delivery), will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Offering Memorandum are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the 1933 Act.

          (d) The financial statements included or incorporated by reference in the Offering Memorandum, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated

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     subsidiaries at the dates indicated and the statements of operations, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP"). The supporting schedules, if any, included in the Offering Memorandum present fairly in all material respects the information required to be stated therein. The selected financial data included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Offering Memorandum.

          (e) Each of the Company and its Significant Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum, except where the failure to be in good standing, either singly or in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole (each, a "Material Adverse Effect").

          (f) Each of the Company and its Significant Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the business conducted by it or the location of its properties owned or leased by it makes such qualification necessary and in which the absence of such qualification, either singly or in the aggregate, would have a Material Adverse Effect.

          (g) The outstanding shares of capital stock of each of the Significant Subsidiaries of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company free and clear of all liens, encumbrances, equities and claims.

          (h) The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Offering Memorandum, pursuant to the exercise of convertible securities or options referred to in the Offering Memorandum or pursuant to Company benefit plans or arrangements existing at the date hereof). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (i) Each of the Company and its Significant Subsidiaries is in compliance with all laws, ordinances and regulations applicable to its properties (whether owned or leased) and its business as described in the Offering Memorandum, except where failure to so comply, either singly or in the aggregate, would not have a Material Adverse Effect.

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          (j) Each of the Company and its Significant Subsidiaries has all
     government licenses or permits necessary to carry on its business as such business is presently conducted and as described in the Offering Memorandum, except where failure to have such licenses or permits, either singly or in the aggregate, would not have a Material Adverse Effect. Except as set forth in the Offering Memorandum or as previously disclosed to you in writing, the Company has no reason to believe that any federal or state authorities are considering modifying, suspending or revoking any such licenses, or that such authorities or any other agencies are investigating the Company or any of its Significant Subsidiaries other than in the ordinary course of administrative review.

          (k) This Agreement has been, and at the Representation Date, the Pricing Agreement and the Registration Rights Agreement will have been, duly authorized, executed and delivered by the Company.

          (l) The Indenture has been duly authorized, and when executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Indenture by the Trustee, will be a valid and binding agreement of the Company, enforceable in accordance with its terms subject to the effect of (a) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application (including, without limitation, statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors' rights generally, (b) general principles of equity that may limit the enforceability of the remedies, covenants or other provisions of the Indenture and the availability of injunctive relief or other equitable remedies and (c) the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) as such principles relate to, limit or affect the enforcement of creditors' rights generally.

          (m) The Securities have been duly authorized and, when duly executed by the Company and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of each of this Agreement and the Pricing Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms subject to the effect of (a) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application (including, without limitation, statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors' rights generally, (b) general principles of equity that may limit the enforceability of the remedies, covenants or other provisions of the Securities and the availability of injunctive relief or other equitable remedies and (c) the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) as such principles relate to, limit or affect the enforcement of creditors' rights generally.

          (n) The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

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          (o) Each series of common stock, $1.00 par value, of the Company
     ("Common Stock") conforms to all statements relating thereto contained or incorporated by reference in the Offering Memorandum and such description conforms to the rights set forth in the instruments defining same. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into shares of Series A Common Stock, subject to the Company's right to elect instead to pay such holder in cash the market value of such shares of Series A Common Stock, in accordance with the terms of the Securities and the Indenture; the shares of Series A Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; the shares of Series A Common Stock issuable at the Company's option upon purchase of the Securities at the option of the holder thereof will have been, prior to the issuance thereof, duly authorized by all necessary corporate action, and such shares if and when issued, in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable; no holder of any such shares will be subject to personal liability by reason of being such a holder; and the issuance of such shares upon such conversion or purchase will not be subject to the preemptive or other similar rights of any securityholder of the Company.

          (p) The execution and delivery by the Company of, and, as of the date hereof or the Closing Date or the Date of Delivery as the case may be, the performance by the Company of its obligations under, this Agreement, the Pricing Agreement, the Registration Rights Agreement, the Indenture and the Securities (including the issuance of the shares of Series A Common Stock issuable upon conversion of the Securities) will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Pricing Agreement, the Registration Rights Agreement, the Indenture or the Securities (including the issuance of the shares of Series A Common Stock issuable upon conversion of the Securities), except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

          (q) Since the most recent date as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the capital

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     stock of the Company in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (r) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Significant Subsidiaries is a party or to which any of the properties of the Company or any of its Significant Subsidiaries is subject that are required to be described in the Offering Memorandum and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Offering Memorandum that are not so described.

          (s) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          (t) To its best knowledge, the Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

          (u) Each of the total assets, the revenues and the net income (loss) of the Company and the Significant Subsidiaries listed on Schedule I, taken as a whole, constitutes 90% or more of each of the total assets, the revenues and the net income (loss), respectively, of the Company and all of its subsidiaries, taken as a whole, as of and for the twelve months ended December 31, 1996.

          (v) Neither the Company, any of its subsidiaries, nor, to the best of its knowledge, any of its other Affiliates (as defined in Rule 501(b) of Regulation D under the 1933 Act ("Regulation D")), nor any person acting on its or their behalf (other than the Initial Purchaser as to which the Company makes no representation or warranty) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the 1993 Act.

          (w) Neither the Company, any of its subsidiaries, nor, to the best of its knowledge, any of its other Affiliates, nor any person acting on its or their behalf (other than the Initial Purchaser as to which the Company makes no representation or warranty) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States. The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the 1933 Act. Neither the Company, any of its subsidiaries, nor, to the best of its knowledge, any of its other Affiliates, nor any person acting on its or their behalf (other than the Initial Purchaser as to which the Company makes no representation or warranty) has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S ("Regulation S") under the 1933 Act. Terms used in the preceding sentence have the

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     meanings given to them by Regulation S.  The Company has been advised by the National Association of Securities Dealers, Inc. PORTAL Market that the Securities have been designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. The Securities have been accepted for delivery through Cedel Bank, societe anonyme, and Morgan Guaranty Trust Company of New York, Brussels Office, operator of the Euroclear System. The Company is subject to and in substantial compliance with the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

          2.   Agreements to Sell and Purchase.
               -------------------------------

          (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby agrees to sell to the Initial Purchaser, and the Initial Purchaser hereby agrees to purchase from the Company, at the price per $1,000 principal amount at maturity set forth in the Pricing Agreement, the Initial Securities.

          (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchaser to purchase up to an additional $65,000,000 principal amount of Securities at the same price as is to be paid by the Initial Purchaser for the Initial Securities (plus accrued interest, if any, from the Closing Date to the Date of Delivery) on the terms set forth in the Pricing Agreement. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the subsequent resale of the Initial Securities upon notice by the Initial Purchaser to the Company setting forth the number of Option Securities as to which the Initial Purchaser is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Initial Purchaser, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, the Initial Purchaser will purchase that number of Option Securities.

          3.   Payment and Delivery.  Payment of the purchase price for, and
               --------------------
delivery of certificates for, the Initial Securities shall be made at the offices of Latham & Watkins, or at such other place, as shall be agreed upon by the Initial Purchaser and the Company, at 7:00 A.M. (California time) on the third business day (or fourth business day, if the pricing occurs after 4:30 p.m. on any given day) following the date of the Pricing Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Initial Purchaser and the Company (such time and date of payment and delivery being herein called "Closing Date").

          In addition, in the event that any or all of the Option Securities are purchased by the Initial Purchaser, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall

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be agreed upon by the Initial Purchaser and the Company, on each Date of
Delivery as specified in the notice from the Initial Purchaser to the Company.

          Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Initial Purchaser of certificates for the Securities to be purchased by them.

          Certificates for the Securities shall be in such denominations ($250,000 minimum denominations or integral multiples of $1,000 in excess thereof) and registered in such names as the Initial Purchaser may request in writing at least one full business day before the Closing Date or the Date of Delivery, as the case may be. The Securities will be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Date or the Date of Delivery, as the case may be.

          The Initial Purchaser hereby represents and warrants to, and agrees with, the Company that it (i) is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "Qualified Institutional Buyer") and an institutional "accredited investor" within the meaning of Regulation D under the 1933 Act (an "Accredited Investor"); (ii) has not and will not solicit offers for, or offer or sell, Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under Regulation D under the 1933 Act; and (iii) will otherwise act in accordance with the terms and conditions set forth in this Agreement, including Section 8 hereof, and in the Offering Memorandum in connection with the placement of the Securities contemplated hereby.

          4.   Conditions to the Initial Purchaser's Obligations.  The
               -------------------------------------------------
obligations of the Company to sell the Securities to the Initial Purchaser and the obligations of the Initial Purchaser to purchase and pay for such Securities are subject to the satisfaction of each of the following conditions.

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organizations," as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act; and

               (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Offering Memorandum.

          (b) The Initial Purchaser shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificates may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) The Initial Purchaser shall have received on the Closing Date an opinion of Gibson, Dunn & Crutcher LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

               (i) this Agreement, the Pricing Agreement, and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company;

               (ii) the Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms subject to the effect of (a) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application (including, without limitation, statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors' rights generally, (b) general principles of equity that may limit the enforceability of the remedies, covenants or other provisions of the Indenture and the availability of injunctive relief or other equitable remedies and (c) the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) as such principles relate to, limit or affect the enforcement of creditors' rights generally;

               (iii) the Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of each of this Agreement and the Pricing Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms subject to the effect of
          (a) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application (including, without limitation, statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors' rights generally, (b) general principles of equity that may limit the enforceability of the remedies, covenants or other provisions of the Securities and the availability of injunctive relief or other equitable remedies and (c) the application of principles of equity

          (regardless of whether enforcement is considered in proceedings at law or in equity) as such principles relate to, limit or affect the enforcement of creditors' rights generally;

               (iv) Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities shall be convertible at the option of the holder thereof into shares of Series A Common Stock, subject to the Company's right to elect instead to pay such holder in cash the market value of such shares of Series A Common Stock, in accordance with the terms of the Securities and the Indenture; the shares of Series A Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action; such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable and no holder of such Series A Common Stock is or will be subject to personal liability by reason of being such a holder;

                (v) The issuance of the shares of Series A Common Stock upon conversion of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company;

               (vi) The form of certificate used to evidence the Series A Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the New York Stock Exchange and the Pacific Stock Exchange;

              (vii) the statements in the Offering Memorandum under the captions "Description of LYONs," "Description of Capital Stock," "Certain Federal Income Tax Considerations," and "Plan of Distribution," in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

             (viii) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended;

               (ix) Assuming the accuracy of the representations and warranties of the Company and the Initial Purchaser contained herein and compliance with the agreements of the Company and the Initial Purchaser contained herein, no registration of the Securities under the 1933 Act is required, and no qualification of the Indenture under the Trust Indenture Act of 1939 is necessary, for the offer and sale of the Securities to the Initial Purchaser as contemplated by this Agreement or in connection with the initial resale of the Securities by the Initial Purchaser in accordance with Section 1 of this Agreement;

          (x) The Securities are not of the same class (within the meaning of Rule 144A) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the 1934 Act or that are quoted in a United States automated inter-dealer quotation system.

          In addition to the foregoing opinions, such counsel shall state that based upon certain specified activities, such counsel has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Offering Memorandum or any amendment or supplement thereto on the date of the Offering Memorandum, the date of any amendment or supplement to the Offering Memorandum, or at the Closing Date or Date of Delivery (as applicable), included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d) The Initial Purchaser shall have received on the Closing Date an opinion of Kathleen G. McGuinness, General Counsel for the Company, dated the Closing Date, to the effect that:

               (i) each of the Company and its Significant Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum, except where the failure to be in good standing, either singly or in the aggregate, would not have a Material Adverse Effect;

              (ii) the execution and delivery by the Company of, and, as of the date of such opinion, the performance by the Company of its obligations under, this Agreement, the Pricing Agreement, the Registration Rights Agreement, the Securities and the Indenture (including the issuance of the shares of Series A Common Stock issuable upon conversion of the Securities) will not contravene any provision of applicable law, known to such counsel, or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its Significant Subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Significant Subsidiary, and, as of the date of such opinion, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Pricing Agreement, the Registration Rights Agreement, the Securities and the Indenture, (including the issuance of the shares of Series A Common Stock issuable upon conversion of the Securities) except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities;

               (iii) the authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Offering Memorandum, pursuant to the exercise of convertible securities or options referred to in the Offering Memorandum or pursuant to Company benefit plans or arrangements existing at the date hereof); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company;

                (iv) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its Significant Subsidiaries is a party or to which any of the properties of the Company or any of its Significant Subsidiaries is subject that are required to be described in the Offering Memorandum that are not described as required.

          In addition to the foregoing opinions, such counsel shall state that based upon certain specified activities, such counsel has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Offering Memorandum or any amendment or supplement thereto on the date of the Offering Memorandum, the date of any amendment or supplement to the Offering Memorandum, or at the Closing Date or Date of Delivery (as applicable), included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (e) The Representatives shall have received on the Closing Date an opinion of Latham & Watkins, counsel for the Initial Purchaser, dated the Closing Date, covering the matters referred to in subparagraphs (i), (ii),
     (iii), (iv), (vii) (but only as to the statements in the Offering Memorandum under "Description of LYONs" and "Plan of Distribution"), (ix) and (x) of paragraph (c) above.

               With respect to the last subparagraph of paragraph (c) above and the last subparagraph of paragraph (d) above, Gibson, Dunn & Crutcher LLP, Kathleen G. McGuinness and Latham & Watkins may each state that their belief is based upon their participation in the preparation of the Offering Memorandum and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

               The opinions of Gibson, Dunn & Crutcher LLP and Kathleen G. McGuinness described in paragraphs (c) and (d) above shall be rendered to the Initial Purchaser at the request of the Company and shall so state therein.

          (f) The Initial Purchaser shall have received, at the time of the execution of this Agreement, a letter dated such date, in form and substance satisfactory to the Initial Purchaser from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to financial statements and certain financial information included or incorporated by reference in the Offering Memorandum. At the Closing Date, the Initial Purchaser shall have received from Ernst & Young LLP, a letter dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter referred to in the preceding sentence, except that specified date referred to shall be a date not more than three business days prior to the Closing Date.

          (g) At the Closing Date, the Securities shall be rated at least "A2" by Moody's Investor's Service Inc. and "A" by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and the Company shall have delivered to the Initial Purchaser a letter dated the Closing Date, from each such rating agency, or other evidence satisfactory to the Initial Purchaser, confirming that the Securities have such ratings.

          (h) In the event that the Initial Purchaser exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Initial Purchaser shall have received:

               (i) A certificate, dated such Date of Delivery, of an executive officer of the Company confirming that the certificate delivered at the Closing Date pursuant to Section 4(b) hereof remains true and correct as of such Date of Delivery.

               (ii) The favorable opinion of Gibson, Dunn & Crutcher LLP, counsel for the Company, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 4(c) hereof.

              (iii) The favorable opinion of Kathleen G. McGuinness, General Counsel for the Company, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 4(d) hereof;

               (iv) The favorable opinion of Latham & Watkins, counsel for the Initial Purchaser, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 4(e) hereof.

                (v) A letter from Ernst & Young LLP, in form and substance satisfactory to the Initial Purchaser and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Initial Purchaser pursuant to Section 4(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

               (vi) Subsequent to the date of this Agreement, no downgrading shall have occurred in the rating accorded the Securities or of any of the Company's other securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its ratings of any of the Company's securities.

          (i) At the Closing Date and at each Date of Delivery, counsel for the Initial Purchaser shall have been furnished with such documents as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contemplated; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Initial Purchaser and counsel for the Initial Purchaser.

          (j) If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Date, the obligations of the Initial Purchaser to purchase the relevant Option Securities, may be terminated by the Initial Purchaser by notice to the Company at any time at or prior to Closing Date or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5(g)(iv) hereof and except that Sections 1, 6 and 7 shall survive any such termination and remain in full force and effect.

          5.   Covenants of the Company.  In further consideration of the
               ------------------------
agreements of the Initial Purchaser herein contained, the Company covenants with the Initial Purchaser as follows:

          (a) To furnish to you, as promptly as possible, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any supplements and amendments thereto and documents incorporated by reference therein as you may reasonably request.

          (b) The Company will give the Initial Purchaser notice of its intention to prepare any amendment to the Offering Memorandum and will not use any such amendment or supplement to which the Initial Purchaser or counsel for the Initial Purchaser shall object. Neither the consent of the Initial Purchaser, nor the Initial Purchaser's delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 4 hereof.

          (c) The Company will immediately notify the Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchaser as evidenced by a notice in writing from the Initial Purchaser to the Company (which the Initial Purchaser agrees to provide promptly, and in any event no later than two business days after such completion), any material changes in or affecting the earnings, business affairs or business prospects of the Company and its subsidiaries that (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of the Company, its counsel, the Initial Purchaser or counsel for the Initial Purchaser, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to the Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchaser) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading or so that the Offering Memorandum, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Securities (and the shares of Series A Common Stock issuable upon conversion of the Securities) for offer and sale under the securities or blue sky laws of such jurisdictions as you shall reasonably request.

          (e) The Company agrees that, in order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding, to make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

          (f) The Company agrees that it will not make any offer and sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer and sale would render invalid (as applicable to (i) the sale of the Securities by the Company to the Initial Purchaser, (ii) the resale of the Securities by the Initial Purchaser to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others, in each case in accordance with the terms and conditions herein set forth) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder.

          (g) To pay all expenses incident to the performance of its obligations under this Agreement (other than the fees and disbursements of Initial Purchaser's counsel, except to the extent set forth in clause (iv) below or in Section 6), including: (i) the preparation of the Offering Memorandum and all amendments and supplements thereto; (ii) the preparation, issuance and delivery of the Securities; (iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel; (iv) the qualification of the Securities and the shares of Series A Common Stock issuable upon conversion or purchase of the Securities under state securities or blue sky laws in accordance with the provisions of Section 5(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchaser in connection therewith and in connection with the preparation of the Blue Sky Survey and any Legal Investment Survey, (v) the printing and delivery to the Initial Purchaser of copies of the Offering Memorandum and any amendments or supplements thereto; (vi) the printing and delivery to the Initial Purchaser of copies of any blue sky or legal investment memoranda; (vii) any fees charged by rating agencies for the rating of the Securities; (viii) the printing of reproduction of this Agreement, the Pricing Agreement and the Indenture; and (ix) any expenses incurred by the Company in connection with a "road show" presentation to potential investors.

          (h) In connection with the original distribution of the Securities, the Company agrees that, prior to any offer or resale of the Securities by the Initial Purchaser, the Initial Purchaser and counsel for the Initial Purchaser shall have the right to make reasonable inquiries into the business of the Company and its subsidiaries. The Company also agrees to provide each prospective Subsequent Purchaser of Securities who so requests information of the type specified in Rule 502(b)(v) under the 1933 Act.

          6.   Indemnification.
               ---------------

          (a) The Company agrees to indemnify and hold harmless the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

               (i) against any and all loss, liability, claim, damage and reasonable expense (including the reasonable fees and disbursements of counsel) whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), including the information incorporated by reference therein, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Offering Memorandum;

               (ii) against any and all loss, liability, claim, damage and reasonable expense (including the reasonable fees and disbursements of counsel) whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

               (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Initial Purchaser), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

     provided, however, that (i) this indemnity agreement shall not apply to any
     --------  -------
     loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use in the Offering Memorandum (or any amendment or supplement thereto) or any Preliminary Offering Memorandum and (ii) with respect to any Preliminary Offering Memorandum, such indemnity shall not inure to the benefit of the Initial Purchaser (or any person controlling such Initial Purchaser) if the person asserting any such loss, liability, claim, damage or expense did not receive a copy of the Offering Memorandum (and any amendment or supplement thereto) at or prior to the confirmation of the sale of such Securities to such person and the untrue statement or omission of a material fact contained in such Preliminary Offering Memorandum was corrected in the Offering Memorandum (or any amendment or supplement thereto).

          (b) The Initial Purchaser agrees to indemnify and hold harmless the Company, its directors, each of its officers, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
     Section 20 of the 1934 Act against any and all loss, liability, claim, damage and reasonable expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum (or any amendment thereto), or any Preliminary Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use in the Offering Memorandum (or any amendment thereto) or such Preliminary Offering Memorandum.

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Initial Purchaser, which counsel shall be reasonably acceptable to the Company, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided,
                                                                       --------
     however, that counsel to the indemnifying party shall not (except with the
     -------
     consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) If at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided, however, if at any time an indemnified party
                      --------  -------
     shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by this Section 6(d) effected without its written consent if (x) such indemnifying party reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable; and (y) such indemnifying party provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

          7.   Contribution.  If the indemnification provided for in Section 6
               ------------
hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchaser on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total purchase discount received by the Initial Purchaser, in each case as set forth in the Offering Memorandum, bear to the aggregate initial offering price of the Securities.

          The relative fault of the Company on the one hand and the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 7, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 7, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Initial Purchaser, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

          8.   Subsequent Offers and Resales of the Securities.
               -----------------------------------------------

          (a) Each of the Initial Purchaser and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale by the Initial Purchaser of the Securities.

              (i) Offers and sales of the Securities will be made by the Initial Purchaser only to (A) institutional investors that are reasonably believed to qualify as Accredited Investors (each such institutional investor being hereinafter referred to as an "Institutional Accredited Investor"), or (B) in the case of Securities resold or otherwise transferred pursuant to Rule 144A, to institutional investors that are reasonably believed to qualify as Qualified Institutional Buyers or (C) to non-U.S. persons in offshore transactions in reliance upon Regulation S under the 1933 Act.

              (ii) The Securities will be offered by the Initial Purchaser only by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in connection with the offering of the Securities.

             (iii) In the case of a non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to clause
          (a) above, each third party shall, in the judgment of the Initial Purchaser, be an Institutional Accredited Investor or a Qualified Institutional Buyer or a non-U.S. person outside the United States.

              (iv) No sale of the Securities to any one Subsequent Purchaser will be for less than U.S. $250,000 principal amount and no Security will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $250,000 principal amount of the Securities.

               (v) The transfer restrictions and the other provisions set forth in Section 2.06 of the Indenture, including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchaser. Following the sale of the Securities by the Initial Purchaser to Subsequent Purchasers pursuant to the terms hereof, except as otherwise provided in Section 6 hereof, the Initial Purchaser shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any resale or transfer of any Security.

              (vi) The Initial Purchaser will deliver to each Subsequent Purchaser, in connection with its original distribution of the Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.


          (b) The Initial Purchaser understands that the Securities have not been and will not be registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act. The Initial Purchaser represents and agrees that, except as permitted herein, it has offered and sold Securities and will offer and sell Securities (i) as part of its distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commences and the Closing Date, only in accordance with Rule 903 of Regulation S or Rule 144A under the 1933 Act. Accordingly, neither the Initial Purchaser, its affiliates nor any persons acting on its behalf have engaged or will engage in any directed selling efforts with respect to Securities, and the Initial Purchaser, its affiliates and any person acting on its behalf have complied and will comply with the offering restriction requirements of Regulation S. The Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities (other than a sale of Securities pursuant to Rule 144A), it will have sent to each distributor, dealer or person, if any, receiving a selling concession, fee or other remuneration that purchases Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

               "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meaning given to them by Regulation S."

     Terms used in the above paragraph have the meanings given to them by Regulation S.

          9.   Termination.  (a) Initial Purchaser may terminate this Agreement,
               -----------
by notice to the Company, at any time at or prior to Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it in the judgment of the Initial Purchaser, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or
(iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5(g)(iv) hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

          10.  Effectiveness.  This Agreement shall become effective upon the
               -------------
execution and delivery hereof by the parties hereto.

          If this Agreement shall be terminated by the Initial Purchaser, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement (other than as a direct result of a defaulting Initial Purchaser), the Company will reimburse the Initial Purchaser severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of its counsel) reasonably incurred by such Initial Purchaser in connection with this Agreement or the offering contemplated hereunder.

          11.  Counterparts.  This Agreement may be signed in two or more
               ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          12.  Applicable Law.  This Agreement shall be governed by and
               --------------
construed in accordance with the internal laws of the State of New York.

          13.  Headings.  The headings of the sections of this Agreement have
               --------
been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

          14.  Representations, Warranties and Agreements to Survive Delivery.
               --------------------------------------------------------------
All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, and shall survive delivery of the Securities to the Initial Purchaser.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchaser and the Company in accordance with its terms.

                              Very truly yours,

                              THE TIMES MIRROR COMPANY


                              By:
                                 ---------------------
                                 Title:


CONFIRMED AND ACCEPTED,
 as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED


By
  -----------------------------------
          Authorized Signatory

                                  SCHEDULE I

                    Significant Subsidiaries of the Company

The Baltimore Sun Company
Newsday, Inc.
Jeppesen Sanderson, Inc.
Mosby-Year Book, Inc.
Matthew Bender & Company, Incorporated
The Hartford Courant Company
Jeppesen & Co., GmbH
The Morning Call, Inc.
Times Mirror Magazines, Inc.
Times Mirror Training, Inc.